Exhibit 32
                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual report of Cybertel Communications Corp. (the "Company") on Form 10-KSB for the year ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Richard D. Mangarelli, CEO and director and Richard Schmidt, Chief Financial Officer, President and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 6/2/2005                        /s/Richard D. Mangarelli
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                                       Richard D. Mangarelli
                                       CEO and director


Dated: 6/2/2005                        /s/Richard Schmidt
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                                       Richard Schmidt
                                       Chief Financial Officer, President and
                                       director